Exhibit 10.2

JUNO LIGHTING, INC.
MANAGEMENT SALE
INCENTIVE PLAN

1. Purpose.

     The purposes of the Juno Lighting, Inc. Management Sale Incentive Plan are to reward the performance of certain key employees of the Company (as defined below) in connection with the sale of the Company and to provide a financial incentive to such individuals to remain in the long-term employ of the Company following such sale.

2. Definitions.

     The following terms, as used herein, shall have the following meanings:

     (a) "AAA" shall have the meaning provided in Section 6(h).

     (b) "Anniversary Date" shall have the meaning provided in Section 4(c).

     (c) "Applicable Participants" shall have the meaning provided in Section 6(h).

     (d) "Award" shall mean an award of cash granted pursuant to the Plan in a form substantially similar to that set forth on Exhibit "A" hereto.

     (e) "Beneficiary" shall mean the person or persons designated by the Participant as the Participant's Beneficiary under the Plan, or if no person is specifically designated, the Participant's estate.

     (f) "Board" shall mean the Board of Directors of the Company.

     (g) "Cause" shall have the meaning provided in Section 5.

     (h) "Change in Control" shall have the meaning set forth in Section 4(e).

     (i) "Committee" shall mean the Compensation Committee of the Company.

     (j) "Common Stock" shall mean common stock, par value $0.001 per share, of the Company.

     (k) "Company" shall mean Juno Lighting, Inc, a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (l) "Disability" shall mean permanent disability as determined pursuant to the Company's long-term disability plan or policy, in effect at the time of such disability.

     (m) "Dispute" shall have the meaning provided in Section 6(h).

     (n) "Effective Date" shall have the meaning provided in Section 6(f).

     (o) "Good Reason" shall have the meaning provided in Section 5.

     (p) "Participant" shall mean the individuals listed on Exhibit "B" hereto, as may be amended by the Board from time to time.

     (q) "Plan" shall mean the Juno Lighting, Inc. Management Sale Incentive Plan.

     (r) "Rules" shall have the meaning provided in Section 6(h).

     (s) "Tier 1 Bonus Pool" shall mean an amount not less than $2.1 million; provided, that the Tier 1 Bonus Pool shall increase by $150,000 for each whole dollar by which the per share fair market value of Common Stock as of the effective date of a Change in Control, exceeds $42 per share as determined by the Committee, up to a maximum of $52 per share (resulting in a maximum Tier 1 Bonus Pool for Tier 1 Participants of not more than $3.6 million).

     (t) "Tier 2 Bonus Pool" shall mean an amount not less than $450,000; provided that the Tier 2 Bonus Pool shall increase in accordance with the figures set forth under Tier 2 of Exhibit "C" for each whole dollar increase in the fair market value of Common Stock as determined by the Committee as of the effective date of a Change in Control, to a maximum of $52 per share (resulting in a maximum Tier 2 Bonus Pool for Tier 2 Participants of not more than $2.3 million).

     (u) "Tier 1 Participant" shall have the meaning provided in Section 4(a).

     (v) "Tier 2 Participant" shall have the meaning provided in Section 4(b)

3. Administration.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, to interpret the terms and provisions of the Plan and the Award Agreements granted hereunder, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

4. Awards.

     The Board may, but shall not be obligated to, grant Awards to one or more of the Participants in accordance with the following terms and conditions:

     a) With respect to each Participant listed under Tier 1 of Exhibit "B" hereto (a "Tier 1 Participant"), a cash amount equal to the applicable percentage of the Tier 1 Bonus Pool set forth under Tier 1 of Exhibit "C" hereto, which amount shall be payable in accordance with the terms and conditions set forth in Exhibit A.

     b) With respect to each Participant listed under Tier 2 of Exhibit "B" hereto (a "Tier 2 Participant"), a cash amount equal to the applicable amount set forth under Tier 2 of Exhibit "C" hereto, which amount shall be payable in accordance with the terms and conditions set forth in Exhibit A.

     c) Subject to Section 5 hereof, no Award shall be paid or payable unless the Participant remains in the employ of the Company or its successor for a period not less than one year following a Change in Control (the "Anniversary Date").

     d) Subject to the terms of this Plan, Awards shall be paid within ten days of the Anniversary Date.

     e) A change in control ("Change in Control") will be deemed to have occurred as of the date of the consummation of a transaction which any person or entity, other than Fremont Partners or its affiliates, becomes the beneficial owner, directly or indirectly, of securities of the Company (not including any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities.

5. Termination of Employment.

     Subject to the terms of this Section 5, a Participant whose employment with the Company terminates prior to the Anniversary Date by reason of (i) termination by the Company for Cause, (ii) voluntary resignation, (iii) death, (iv) Disability, or (v) retirement shall forfeit his or her right to receive any payment of the Award. In the event of a Participant's death or Disability following the Anniversary Date, any Award payable to the Participant at the time of death shall be paid to the Participant's Beneficiary.

     An Award granted to a Participant shall be payable in full within 10 days following the earlier of (i) the Anniversary Date; provided that the Participant is employed by the Company on the Anniversary Date or (ii) the date the Participant's employment is terminated (A) by the Company without Cause or (B) by the Participant for Good Reason, following the occurrence of a Change in Control but prior to the Anniversary Date.

     For purposes of this Plan, "Cause" for termination by the Company of the Participant's employment shall mean a good faith determination by the Board that the Participant has engaged in (i) the commission of a felony or crime involving moral turpitude, (ii) willful failure to follow the lawful direction of the Board, (iii) willful breach of duties with the intent to benefit personally therefrom, or (iv) gross neglect of duties. For purposes of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company. The Participant must receive a written notice of intent to terminate employment for "cause" from the Company that sets forth the details of such termination. The Participant shall have 30 days thereafter to cure same.

     For purposes of this Plan, "Good Reason" for termination of employment by the Participant's shall mean, without the Participant's consent (i) a material reduction in the Participant's compensation or benefits, (ii) a material adverse change in duties, title, status, position or reporting responsibilities; provided, however, that a reduction in duties, title, status, position or reporting responsibilities solely by virtue of the Company no longer being publicly held or by virtue of being acquired and made part of another entity (as, for example, when the Chief Financial Officer of the Company remains as such following a Change in Control but is not made the Chief Financial Officer of the acquiring corporation) shall not constitute Good Reason, or (iii) a requirement by the Company that Participant move outside of the Chicago metropolitan area. The Company must receive 30-days advance written notice from the Participant of an intent to terminate employment for Good Reason. Such notice shall set forth the details of such termination. The Company shall have 30 days thereafter to cure same.

6. General Provisions.

     (a) No Right To Continued Employment. Nothing in the Plan shall confer upon any employee the right to continue in the employ of the Company or to interfere with or limit in any way the right of the Company to terminate any employee's employment.

     (b) Withholding Taxes. Where a Participant or a Beneficiary is entitled to receive a cash payment pursuant to the Plan, the Company shall withhold from that cash payment the amount of any taxes (Federal, international, state or local) that the Company will be required to withhold before delivery to such Participant or Beneficiary.

     (c) Amendment, Termination and Duration of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan or any outstanding Award, in whole or in part, provided that no such alteration, amendment, suspension or termination of a Award that results in a reduction of benefits to the Participant, may be made without such Participant's written consent (other than a termination of an Award consistent with Section 5 hereof).

     (d) Participant Rights. No employee shall have any claim to receive any Award under the Plan, and there is no obligation for uniformity of treatment of employees under the Plan.

     (e) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Illinois without giving effect to the conflict of laws principles thereof.

     (f) Effective Date. The Plan shall take effect on the date of its adoption by the Company (the "Effective Date"). The Plan, and all Awards granted thereunder, shall expire on the first anniversary of the Effective Date if a Change in Control has not occurred within such one-year period.

     (g) Unfunded Status. The Plan is intended to constitute an "unfunded" plan for incentive compensation.

     (h) Mandatory Arbitration. Any dispute, controversy or claim of any kind arising out of, relating to or in connection with, the Plan, any Award or the breach, termination or validity thereof ("Dispute") shall be finally and exclusively settled by arbitration conducted in Des Plaines, Illinois in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") then in effect (the "Rules"). If the Dispute involves a controversy of $1,000,000 or less, the arbitration shall be conducted before a tribunal composed of one arbitrator jointly selected by the Company on the one hand and all Participants who are parties to the arbitration (the "Applicable Participants") on the other hand within thirty (30) days of service of respondent(s) demand for arbitration. If the Company and the Applicable Participants are unable to select an arbitrator within thirty (30) days, the AAA shall appoint the arbitrator using the listing, striking and ranking procedures in the Rules (with the Company acting as one party and the Applicable Participants acting collectively as the other party for such purpose). If the Dispute involves a controversy of more than $1,000,000, the arbitration shall be conducted before a tribunal composed of three arbitrators. The Company shall appoint one arbitrator, and the Applicable Participants shall collectively appoint one arbitrator, in each case within thirty (30) days of service on respondent(s) of a demand for arbitration. The two arbitrators so appointed shall jointly appoint the third arbitrator within twenty (20) days of the appointment of the second arbitrator. The third arbitrator shall serve as the chairperson of the tribunal. If the appointment of any arbitrator is not timely effected, then, upon the request of any of the Company or the Applicable Participants, the AAA shall appoint the arbitrator or the chairperson, as the case may be, using the listing, striking and ranking procedures in the Rules. The Company and the Applicable Participants shall use their best efforts to hold the arbitration hearing as expeditiously as possible and, if possible, within three months following the appointment of the arbitrators. The arbitrator(s) shall not be permitted to award punitive damages. The award shall be in writing and shall state the facts and legal conclusions upon which it is based. The award shall be final and binding upon the Company and the Applicable Participants, and shall be the sole and exclusive remedy between the Company and the Applicable Participants regarding any claims, counter-claims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof. All Disputes to be resolved under this Section shall be resolved in a confidential manner. The arbitrator(s) shall agree to hold any information received during the arbitration in the strictest of confidence and shall not disclose to any non-party to the arbitration the existence, contents or results of the arbitration or any other information about such arbitration. Neither the Company nor any Applicable Participant shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other party to the arbitration proceedings or about the existence, contents or results of the proceeding except as may be required by a governmental authority or as required in an action in aid of arbitration or for enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence, the party to the arbitration intending to make such disclosure shall give the other party or parties to the arbitration reasonable written notice of the intended disclosure and afford the other party or parties to the arbitration a reasonable opportunity to protect its interests.

     (i) Submission to Jurisdiction. Each of the Company and the Participants irrevocably consents and agrees that (a) any action brought to compel arbitration or in aid of arbitration in accordance with the terms of the Plan and (b) any action confirming and entering judgment upon any arbitration award may be brought in the state or federal courts of the State of Illinois, and, by execution and delivery of the applicable Award, each of the Company and the Participants hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

EXHIBIT A

CASH INCENTIVE AWARD

     This Award as of [l] (the "Grant Date") has been granted to [l] (the "Participant") pursuant to the Juno Lighting, Inc. Management Sale Incentive Plan (the "Plan"), upon the terms and subject to the conditions hereinafter contained. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. Where there is a conflict between the terms of the Agreement and the terms of Plan, the terms of the Plan shall govern.

     1. Award. The Participant is hereby granted an Award in the amount equal to [[x] percent of the Tier 1 Bonus Pool] [100% of the Tier 2 Bonus Pool] as determined in accordance with the terms of the Plan.

     2. Payment Terms. Subject to the terms of the Plan, no Award shall be paid or payable unless the Participant remain in the employ of the Company or its successor for a period not less than one year following a Change in Control (the "Anniversary Date"). Awards shall be paid within ten days following the Anniversary Date.

     3. Termination of Employment.

     Subject to the terms of Section 5 of the Plan, a Participant whose employment with the Company terminates prior to the Anniversary Date shall forfeit his or her right to receive any payment of the Award. In the event of a Participant's death or Disability, any Award payable to the Participant at the time of death shall be paid to the Participant's Beneficiary.

     An Award granted to a Participant shall be payable in full upon the earlier of (i) 10 days following the Anniversary Date, or (ii) termination of Participant's employment by the Company without Cause or by the Participant for Good Reason at any time following a Change in Control.

     Notwithstanding anything herein to the contrary, the Award shall expire upon the first anniversary of the Effective Date of the Plan if a Change in Control has not occurred within that one-year period.

     4. General Provisions.

     (a) No Right To Continued Employment. Nothing in the Plan or this Award shall confer upon the Participant the right to continue in the employ of the Company or to interfere with or limit in any way the right of the Company to terminate the Participant's employment.

     (b) Withholding Taxes. The Company shall have the right to withhold from any cash payment made pursuant to this Award, the amount of any taxes that the Company may be required to withhold before delivery to the Participant or his or her Beneficiary.

     (c) Amendment and Termination of Award. The Company may at any time and from time to time alter, amend, suspend or terminate all or any part of this Award prior to payment, provided that no such alteration, amendment, suspension or termination of a Award that results in a reduction of benefits to the Participant, may be made without such Participant's written consent (other than a termination of an Award consistent with Section 5 of the Plan).

     (d) Governing Law. The Plan, this Award, and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Illinois without giving effect to the conflict of laws principles thereof.

     (e) Mandatory Arbitration. Any dispute, controversy or claim of any kind arising out of, relating to or in connection with, the Plan, any Award or the breach, termination or validity thereof ("Dispute") shall be finally and exclusively settled by arbitration conducted in Des Plaines, Illinois in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") then in effect (the "Rules"). If the Dispute involves a controversy of $1,000,000 or less, the arbitration shall be conducted before a tribunal composed of one arbitrator jointly selected by the Company on the one hand and all Participants who are parties to the arbitration (the "Applicable Participants") on the other hand within thirty (30) days of service of respondent(s) demand for arbitration. If the Company and the Applicable Participants are unable to select an arbitrator within thirty (30) days, the AAA shall appoint the arbitrator using the listing, striking and ranking procedures in the Rules (with the Company acting as one party and the Applicable Participants acting collectively as the other party for such purpose). If the Dispute involves a controversy of more than $1,000,000, the arbitration shall be conducted before a tribunal composed of three arbitrators. The Company shall appoint one arbitrator, and the Applicable Participants shall collectively appoint one arbitrator, in each case within thirty (30) days of service on respondent(s) of a demand for arbitration. The two arbitrators so appointed shall jointly appoint the third arbitrator within twenty (20) days of the appointment of the second arbitrator. The third arbitrator shall serve as the chairperson of the tribunal. If the appointment of any arbitrator is not timely effected, then, upon the request of any of the Company or the Applicable Participants, the AAA shall appoint the arbitrator or the chairperson, as the case may be, using the listing, striking and ranking procedures in the Rules. The Company and the Applicable Participants shall use their best efforts to hold the arbitration hearing as expeditiously as possible and, if possible, within three months following the appointment of the arbitrators. The arbitrator(s) shall not be permitted to award punitive damages. The award shall be in writing and shall state the facts and legal conclusions upon which it is based. The award shall be final and binding upon the Company and the Applicable Participants, and shall be the sole and exclusive remedy between the Company and the Applicable Participants regarding any claims, counter-claims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof. All Disputes to be resolved under this Section shall be resolved in a confidential manner. The arbitrator(s) shall agree to hold any information received during the arbitration in the strictest of confidence and shall not disclose to any non-party to the arbitration the existence, contents or results of the arbitration or any other information about such arbitration. Neither the Company nor any Applicable Participant shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other party to the arbitration proceedings or about the existence, contents or results of the proceeding except as may be required by a governmental authority or as required in an action in aid of arbitration or for enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence, the party to the arbitration intending to make such disclosure shall give the other party or parties to the arbitration reasonable written notice of the intended disclosure and afford the other party or parties to the arbitration a reasonable opportunity to protect its interests.

     (f) Submission to Jurisdiction. Each of the Company and the Participants irrevocably consents and agrees that (a) any action brought to compel arbitration or in aid of arbitration in accordance with the terms of the Plan and (b) any action confirming and entering judgment upon any arbitration award may be brought in the state or federal courts of the State of Illinois, and, by execution and delivery of the applicable Award, each of the Company and the Participants hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

Juno Lighting, Inc.
By:	______________________
Name:
Title:

Participant:
By:	______________________
Name:

EXHIBIT B

PLAN PARTICIPANTS

Tier 1 Participants

Glenn Bordfeld
George Bilek
Al Fromm
Don Pannier
Chick Huber
Rich Stam
Ed Laginess

Tier 2 Participants

Tracy Bilbrough

B-1

EXHIBIT C

AWARDS

Tier 1 Participants

Glenn Bordfeld -	25% of the Tier 1 Bonus Pool
George Bilek -	25% of the Tier 1 Bonus Pool
Al Fromm -	25% of the Tier 1 Bonus Pool
Don Pannier -	10% of the Tier 1 Bonus Pool
Chick Huber -	7.5% of the Tier 1 Bonus Pool
Rich Stam -	5% of the Tier 1 Bonus Pool
Ed Laginess -	2.5% of the Tier 1 Bonus Pool

Tier 2 Participants

Tracy Bilbrough -	$450,000 at $42 per share of Company Common Stock
$600,000 at $43 per share of Company Common Stock
$750,000 at $44 per share of Company Common Stock
$900,000 at $45 per share of Company Common Stock
$1,100,000 at $46 per share of Company Common Stock
$1,300,000 at $47 per share of Company Common Stock
$1,500,000 at $48 per share of Company Common Stock
$1,700,000 at $49 per share of Company Common Stock
$1,900,000 at $50 per share of Company Common Stock
$2,100,000 at $51 per share of Company Common Stock
$2,300,000 at $52 per share of Company Common Stock

C-1